Exhibit 10.1

AMENDMENT NO. 2 TO

CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of May 20, 2009 (this “Amendment”), among COMMSCOPE, INC., a Delaware corporation (the “Borrower”), the Guarantors, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Required Lenders listed on the signature pages hereto, to the CREDIT AGREEMENT, dated as of December 27, 2007, as amended prior to the date hereof (the “Credit Agreement”), among the Borrower, each lender from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments.

Upon and subject to the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is amended as follows:

(a) The definition of “Letter of Credit Sublimit” in the Credit Agreement is hereby amended by replacing “$85,000,000” with “$125,000,000”.

(b) Section 2.03(a)(ii)(A) of the Credit Agreement is hereby amended by replacing “$15,000,000” with “$25,000,000”.

(c) Section 2.05(b)(x) of the Credit Agreement is hereby replaced in its entity with the following:

“(x) Amounts to be applied pursuant to this Section 2.05(b) to the prepayment of Term A Loans, Term B Loans and Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Rate Loans. Notwithstanding the foregoing, if any Lender exercises its option pursuant to Section 2.05(b)(vii) to decline a mandatory prepayment of Term B Loans and after giving effect to the exercise of such option, there would be Base Rate Loans and Eurodollar Rate Loans that are Term B Loans, then such prepayment shall be applied to Base Rate Loans and Eurodollar Rate Loans on a pro rata basis. Notwithstanding the foregoing, if after giving effect to the foregoing the amount of any prepayment of Loans required under this Section 2.05(b) shall be in excess of the amount of the Base Rate Loans at the time outstanding or any portion of such prepayment shall be required to be applied to Eurodollar Rate Loans pursuant to the immediately preceding sentence (in either case, an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans (or required to be applied to Base Rate Loans pursuant to the immediately preceding sentence, as the case may be) shall be immediately prepaid and, at the election of Borrower, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Administrative Agent and applied to the prepayment of Eurodollar Rate Loans on the last day of the then next-expiring Interest Period for Eurodollar Rate Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any breakage costs owing to the Lenders; provided, further, however, that (X) this Section 2.05(b)(x) shall not apply if the Borrower is required to prepay the Loans pursuant to the second proviso in Section 2.05(b)(ii) or the second proviso in Section 2.05(b)(v) and (Y) if any Lender exercises its option pursuant to Section 2.05(b)(vii) to decline a mandatory prepayment of Term B Loans and after giving effect to the exercise of such option, there would be more than one Term B Borrowing of Eurodollar Rate Loans, then such prepayment shall be applied to all Term B Borrowings of Eurodollar Rate Loans on a pro rata basis.”

(d) Section 7.05(k) of the Credit Agreement is hereby replaced in its entirety with the following:

“(k) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, and (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (k) in any fiscal year shall not exceed $45,000,000, and no more than $15,000,000 of the aggregate consideration therefor in such fiscal year shall consist of consideration that is not cash or Cash Equivalents; and”.

(e) Section 7.11(a) of the Credit Agreement is hereby amended by replacing the table therein in its entirety with the following table:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
Closing Date through June 30, 2008	2.85:1.00
July 1, 2008 through June 30, 2010	3.75:1.00
July 1, 2010 through June 30, 2011	4.50:1.00
July 1, 2011 and thereafter	5.00:1.00

(f) Section 7.11(b) of the Credit Agreement is hereby amended by replacing the table therein in its entirety with the following table:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Closing Date through June 30, 2008	4.25:1.00
July 1, 2008 through June 30, 2010	3.75:1.00
July 1, 2010 through June 30, 2011	3.25:1.00
July 1, 2011 and thereafter	2.50:1.00

Section 2. Representations and Warranties.

Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 2 Effective Date that:

(a) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(b) Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects.

(c) At the time of and before and after giving effect to this Amendment, no Default shall exist.

Section 3. Conditions to Effectiveness.

This Amendment shall become effective as of the date when each of the following conditions is satisfied (the “Amendment No. 2 Effective Date”), provided that Section 1(c) of this Amendment shall be effective upon satisfaction of the condition in paragraph (a) below:

(a) The Administrative Agent (or its counsel) shall have received from (i) Lenders constituting the Required Lenders (it being understood that clause (ii) of the proviso of the definition of “Required Lenders” does not apply) and (ii) each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party.

(b) All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.

(c) The representations and warranties in Section 2 of this Amendment shall be true and correct.

(d) The Borrower shall have paid a consent fee (the “Consent Fee”) to the Administrative Agent, for the ratable account of the Applicable Lenders (as defined below), equal to (i) 0.15% of the aggregate outstanding principal amount of Term Loans of the Applicable Lenders, after giving effect to the prepayment required under Section 3(e) of this Amendment, plus (ii) 0.15% of the aggregate amount of Revolving Credit Commitments of the Applicable Lenders. “Applicable Lender” shall mean each Lender that has delivered an executed counterpart of this Amendment prior to 4:00 p.m., New York City time, on May 20, 2009 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.

(e) On or prior to June 12, 2009, the Borrower shall have (i) consummated the transactions described on Schedule A, which will be available only to Lenders that have declared themselves to be “Private Side” Lenders on the IntraLinks (or similar) website for communications relating to the Credit Agreement and (ii) prepaid not less than $400,000,000 aggregate principal amount of Term Loans. Pursuant to Section 2.05(a) and 2.05(b)(vi) of the Credit Agreement, Borrower has elected (x) to prepay Term A Loans and Term B Loans on a pro rata basis and (y) to have the prepayment of Term A Loans applied to the principal repayment installments thereof in direct order of maturity.

(f) All fees and expenses payable on or before the Amendment No. 2 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment (in the case of expenses, for which the Borrower has received a statement or invoice) shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

If the Amendment No. 2 Effective Date does not occur on or prior to June 12, 2009 because one or more of the conditions specified in this Section 3 are not satisfied, this Amendment (other than Section 1(c), which shall be effective upon satisfaction of the condition in paragraph (a) above) shall be void and of no effect.

Section 4. Guarantor Reaffirmation.

Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Guarantor on all Collateral of such Guarantor continue to secure the payment of all of the Secured Obligations.

Section 5. Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.

Section 8. Effect of Amendment.

On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, each applicable Loan Party hereby agrees and confirms that all Loans and Obligations shall be guaranteed and secured pursuant to the Loan Documents as provided therein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMMSCOPE, INC., as Borrower

By:	/s/ Jearld L. Leonhardt
Name:	Jearld L. Leonhardt
Title:	Executive Vice President & Chief Financial Officer

COMMSCOPE, INC. OF NORTH CAROLINA

CONNECTIVITY SOLUTIONS MANUFACTURING, INC.,

COMMSCOPE SOLUTIONS INTERNATIONAL, INC.,

ANDREW LLC,

ANDREW SYSTEMS INC.,

ANDREW INTERNATIONAL CORPORATION,

CELLSITE INDUSTRIES, INC.,

ATI INTERNATIONAL, INC.,

ANDREW INTERNATIONAL HOLDING CORPORATION,

ALLEN TELECOM LLC, ANTENNA SPECIALISTS CO., INC. and ALLEN TELECOMMUNICATIONS INVESTMENTS LLC, as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President

COMMSCOPE INTERNATIONAL, INC. and
CABLE TRANSPORT, INC., as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Vice President

COMMSCOPE INTERNATIONAL HOLDINGS, LLC, VEXTRA TECHNOLOGIES, LLC and COMMSCOPE NETHERLANDS GP, LLC, as Guarantors

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Manager

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
Name:	Joan Mok
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Sugeet Manchanda Madan
Name:	Sugeet Manchanda Madan
Title:	Senior Vice President